UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2017

American Outdoor Brands Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts 01104

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

As described in Item 7.01, we are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on June 29, 2017 discussing our fourth quarter and full year fiscal 2017 financial and operational results. The disclosure provided in Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section.

Item 7.01.	Regulation FD Disclosure.

We are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on June 29, 2017 discussing our fourth quarter and full year fiscal 2017 financial and operational results. The transcript of the conference call and webcast is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The text included with this Current Report on Form 8-K and the replay of the conference call and webcast on June 29, 2017 is available on our website located at www.aob.com, although we reserve the right to discontinue that availability at any time.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, our strategy to continue growing and balancing our business across the shooting, hunting, and rugged outdoor enthusiast market; our belief that the launch of our next generation, full size M&P M2.0 pistol significantly strengthens our growing family of innovative polymer pistols; our belief that higher year-over-year revenue in the Outdoor Products & Accessories segment was driven largely by our acquisitions of Taylor Brands, LLC, Ultimate Survival Technologies, Inc. and Crimson Trace Corporation, all of which occurred in fiscal 2017; our belief that we successfully rebranded our holding company as American Outdoor Brands Corporation, a name that we believe better represents our strategic direction as we explore markets outside of our core firearms business; our commitment to creating long-term shareholder value by innovating, preserving, and selectively acquiring strong brands that best meet the needs and lifestyles of our valued customers; our belief that our strong balance sheet provides us with opportunities to further diversify our company by investing in our future – both organically and through highly selective, strategic acquisitions; and our expectations for net sales, GAAP income per diluted share, acquisition-related costs, amortization of acquired intangible assets, fair value inventory step-up and backlog expense, tax effect of non-GAAP adjustments, and non-GAAP income per diluted share for the first quarter of fiscal 2018 and for fiscal 2018. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, but are not limited to, the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 500,000 square foot national distribution center; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2017.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Transcript of conference call and webcast conducted on June 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS CORPORATION

Date: June 30, 2017	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

EXHIBIT INDEX

99.1	Transcript of conference call and webcast conducted on June 29, 2017